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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-46561) dated March 20, 1992 pertaining to The 1985 Incentive Stock Option Plan of Health Care REIT, Inc., the Registration Statement (Form S-8 No. 333-1237) dated February 27, 1996 pertaining to The 1985 Incentive Stock Option Plan of Health Care REIT, Inc., the Registration Statement (Form S-8 No. 333-1239) dated February 27, 1996 pertaining to the Health Care REIT, Inc. 1995 Stock Incentive Plan, the Registration Statement (Form S-3 No. 333-19537) dated January 10, 1997 of Health Care REIT, Inc., the Amendment No. 1 to the Registration Statement (Form S-3 No. 33-19801) dated January 31, 1997 of Health Care REIT, Inc., the Registration Statement (Form S-8 No. 333-40769) dated November 21, 1997 pertaining to the Health Care REIT, Inc. Stock Plan for non-employee Directors of Health Care REIT, Inc., the Registration Statement (Form S-8 No. 333-40771) dated November 21, 1997 pertaining to the Health Care REIT, Inc. 1995 Stock Incentive Plan of Health Care REIT, Inc., Amendment No. 1 to the Registration Statement (Form S-3 No. 333-43177) dated January 7, 1998 of Health Care REIT, Inc. of our report dated January 30, 1998 with respect to the consolidated financial statements and schedules of Health Care REIT, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.






                                                               ERNST & YOUNG LLP

Toledo, Ohio
February 6, 1998


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